Exhibit 10.4
First Amendment to Limited Partnership Agreement of
Green REIT Operating Partnership, LP
     This First Amendment to Limited Partnership Agreement (this “Amendment”) of Green REIT Operating Partnership, LP, a Delaware limited partnership (the “Partnership”) is entered into as of this 14th day of August, 2008, by Green Realty Trust, Inc., a Maryland corporation, as the sole general partner (the “General Partner”).
     WHEREAS, the Partnership was formed on October 29, 2007 and is governed by that certain Limited Partnership Agreement of Green REIT Operating Partnership, LP dated November 9, 2007 (the “Agreement”);
     WHEREAS, the General Partner desires to amend the Agreement to correct a scrivener’s error;
     WHEREAS, Article 11 of the Agreement provides that the General Partner may so amend the Agreement without the consent of the Limited Partners;
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the General Partner amends the Agreement as follows:
     1.     Capitalized terms used and not defined herein shall have the meanings ascribed to them in the Agreement.
     2.     Section 5.2(b)(i) is deleted in its entirety and replaced by the following:
     “(i) all distributions of Net Sales Proceeds shall be made: (A) first, 100% to the OP Unitholders in accordance with their respective Percentage Interests on the Partnership Record Date until the OP Unitholders have received cumulative distributions under this Section 5.2(b) equal to the aggregate Capital Contributions made by the OP Unitholders to the Partnership plus a cumulative, noncompounded pre-tax rate of return thereon of 8.0% per annum, determined by taking into account the dates on which all such Capital Contributions and distributions were made and (B) second, (1) 85% to the OP Unitholders, in accordance with their respective Percentage Interests on the Partnership Record Date and (2) 15% to the Special OP Unitholders in accordance with their respective Special Percentage Interests on the Partnership Record Date; and”
     2.     Except as set forth in this Amendment and as necessary to give full effect to the provisions and intents hereof, the Agreement remains unmodified and in full force and effect.
     IN WITNESS WHEREOF, the General Partner has affixed its signature to this Amendment as of the date first written above.

Green Realty Trust, Inc.
By:	/s/ Wayne R. Hannah III
Wayne R. Hannah III
President